                                                             Exhibit 3.02
   [Form of Restated Articles of Organization to be filed on Closing Date]






                                                  FEDERAL IDENTIFICATION
                                                  NO.    04-2710876
                                                     -------------------

--------
Examiner                THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)
--------
Name       We,          JOHN A. BLAESER                       , *President,
Approved      ------------------------------------------------

           and          GARY E. HAROIAN                           , *Clerk,
              ----------------------------------------------------
           of           CONCORD COMMUNICATIONS, INC.                         ,
             ----------------------------------------------------------------
                           (Exact name of corporation)


           located at   33 BOSTON POST ROAD WEST, MARLBORO, MA  01752        ,
                     --------------------------------------------------------
                             (Street address of corporation in Massachusetts)

           do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on ____________, 1997 by a vote of the directors/or:

                  Common Equivalent Stock               shares outstanding,
       shares of  and Common Stock       of
  ---             ---------------------     -----------
                  (type, class & series, if any)

       shares of  Series A Preferred     of             shares outstanding,
  ---             ---------------------     -----------
                  (type, class & series, if any)

       shares of  Series A-1 Preferred   of             shares outstanding, and
  ---             ---------------------     -----------
                  (type, class & series, if any)

       shares of  Series B Preferred     of             shares outstanding,
  ---             ----------------------    -----------
                  (type, class & series, if any)

C [ ]
      **being at least a majority of each type, class or series outstanding and entitled to vote thereon: / **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type,
P [ ] class or series of stock whose rights are adversely affected thereby:

M [ ]                               ARTICLE I
                         The name of the corporation is:

R.A. [ ]                  Concord Communications, Inc.

                                   ARTICLE II
     The purpose of the corporation is to engage in the following business activities:
     To develop, market and support automated, software-based performance
---- analysis and reporting solutions for management of computer networks and in P.C. general to carry on any and all purposes permitted to a corporation organized under the provisions of Massachusetts General Laws, Chapter 156B.

     *Delete the inapplicable words.     **Delete the inapplicable clause.

     NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------

       WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
    TYPE      NUMBER OF SHARES      TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:           50,000,000          $.01

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Preferred:                       Preferred:        1,000,000           $.01

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


See Continuation Sheets 4.1 through 4.3 which are attached hereto and incorporated herein by reference.



                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.




                                   ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheets 6.1 through 6.7 which are attached hereto and incorporated herein by reference.



**If there are no provisions state "None".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

CONTINUATION SHEET 4.1
----------------------



                          CONCORD COMMUNICATIONS, INC.

                        Restated Articles of Organization
                        ---------------------------------

                                   ARTICLE IV
                                   ----------


         The following is a statement of the designations, preferences, voting powers, qualifications, and special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

         The shares of Common Stock, par value $.01 per share, authorized under these Restated Articles of Organization shall be designated the "Common Stock." The shares of Preferred Stock authorized under these Restated Articles of Organization shall be designated the "Preferred Stock."

         A.       Issuance of Preferred Stock in Series.

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to in paragraph B below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

         B.       Authority to Establish Variations Between Series of Preferred
Stock.

         The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issue of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

         (1) the distinctive designation of such series and the number of shares to constitute such series;

         (2) the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

CONTINUATION SHEET 4.2
----------------------



         (3) the right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

         (4) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

         (5) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (6) the obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         (7)      voting rights, if any;

         (8) limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

         (9) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Articles.


         C. Statement of Voting Powers, Qualifications, Special or Relative Rights and Privileges in Respect of Shares of Common Stock.

         After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph B above) shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of said paragraph B), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         After distribution in full of the preferential amount (fixed in accordance with the provisions of said paragraph B) to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

CONTINUATION SHEET 4.3
----------------------




         Except as may otherwise be required by law or the provision of these Restated Articles of Organization, or by the Board of Directors pursuant to authority granted in these Restated Articles of Organization, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

CONTINUATION SHEET 6.1
----------------------



                          CONCORD COMMUNICATIONS, INC.
                        Restated Articles of Organization
                        ---------------------------------


                                   ARTICLE VI
                                   ----------

         Other provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders, are as follows:

         A.       BOARD OF DIRECTORS.

                  1. NUMBER, ELECTION AND QUALIFICATION. The number of directors shall be fixed only by vote of the Board of Directors.

         The directors of the corporation shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting following the date the corporation first has a class of equity securities registered under the Securities Exchange Act of 1934 (the "Exchange Act") and until their successors are duly elected and qualified; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

                  2. VACANCIES. Vacancies and newly-created directorships, whether resulting from an increase in the size of the Board of Directors, from the death resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the immediately preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified.

                  3. ENLARGEMENT OF THE BOARD. The Board of Directors may only be enlarged by the vote of a majority of the directors then in office.

CONTINUATION SHEET 6.2
----------------------


                  4. TENURE. Except as otherwise provided by law, these Restated Articles of Organization or the By-laws, directors shall hold office until the third year following the year of their election and until their successors are duly elected and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  5. REMOVAL. Any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause by a vote of a majority of directors then in office or by the stockholders, after reasonable notice and opportunity to be heard before the annual meeting of stockholders at which his or her removal is considered and by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the shares of capital stock of the Corporation outstanding and entitled to vote for the election of directors.

                  For purposes of the foregoing paragraph, "cause", with respect to the removal of any director, shall mean only (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty,
(4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in improper substantial personal benefit and a material injury to the Corporation.

                  6. AMENDMENT. Notwithstanding any other provision of these Restated Articles of Organization, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the shares of capital stock of the corporation outstanding and entitled to vote for the election of directors shall be required to alter, amend or repeal this Article VI, Part A.

         B.       LIABILITY OF DIRECTORS.

         The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

CONTINUATION SHEET 6.3
----------------------



         C.       INDEMNIFICATION.

                  1. ACTIONS, SUITS AND PROCEEDINGS. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless such indemnification is prohibited by the Business
Corporation Law of the Commonwealth of Massachusetts. Notwithstanding anything to the contrary in this Article, except as set forth in Section 5 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

                  2. SETTLEMENTS. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

                  3. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a

CONTINUATION SHEET 6.4
----------------------



conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

                  4. ADVANCE OF EXPENSES. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to
Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

                  5. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such sixty-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

                  6. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the sixty-day period referred to above in Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to

CONTINUATION SHEET 6.5
----------------------



have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met such applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

                  7. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  8. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                  9. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

                  10. INSURANCE. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation

CONTINUATION SHEET 6.6
----------------------



would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

                  11. MERGER OR CONSOLIDATION. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

                  12. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  13. SUBSEQUENT LEGISLATION. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

         D.       LOCATION OF STOCKHOLDERS' MEETINGS.

         Meetings of the stockholders of the corporation may be held anywhere in the United States.

         E.       AMENDMENT OF BY-LAWS.

         The directors of the corporation may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

         F.       ISSUANCE OF SHARES.

         The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

         G.       CORPORATION AS PARTNER.

         The corporation may become a partner in any business.

         H.       CERTAIN ACTIONS BY MAJORITY VOTE.

CONTINUATION SHEET 6.7
----------------------



         The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to these Restated Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors or by a vote of two-thirds of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding).

                                   ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: 33 Boston Post Road West, Marlboro, MA 01752

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

               NAME            RESIDENTIAL ADDRESS    POST OFFICE ADDRESS

President:


Treasurer:


Clerk:                         SEE CONTINUATION SHEET 8.1



Directors:






c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December


d. The name and business address of the resident agent, if any, of the corporation is: N/A

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

SIGNED UNDER THE PENALTIES OF PERJURY, this      day of          , 1997,

     JOHN A. BLAESER                                  , *President,
   ---------------------------------------------------

     GARY E. HAROIAN                                  , *Clerk.
   ---------------------------------------------------

*Delete the inapplicable words.     **If there are no amendments, state `None'.

CONTINUATION SHEET 8.1
----------------------



                   NAME                       RESIDENTIAL                      POST OFFICE ADDRESS
                                              ADDRESS

PRESIDENT:         John Blaeser               21 Georgetown Road               33 Boston Post Road West
                                              Boxford, MA  01921               Suite 400
                                                                               Marlboro, MA  01752

TREASURER:         Gary Haroian               31 Tammer Lane                   33 Boston Post Road West
                                              Hopkinton, MA  01742             Suite 400
                                                                               Marlboro, MA  01752

CLERK:             Gary Haroian               31 Tammer Lane                   33 Boston Post Road West
                                              Hopkinton, MA  01742             Suite 400
                                                                               Marlboro, MA  01752

DIRECTORS:         John Blaeser               21 Georgetown Road               33 Boston Post Road West
                                              Boxford, MA  01921               Suite 400
                                                                               Marlboro, MA  01752

                   Rick Burnes                17 Pinkey Street                 Charles River Ventures
                                              Boston, MA  02114                Bay Colony Corporate Center
                                                                               1000 Winter Street, Ste. 3300
                                                                               Waltham, MA  02154

                   Rob Wadsworth              27 Bogostow Circle               Hancock Venture Partners
                                              Millis, MA  02054                One Financial Center
                                                                               44th Floor
                                                                               Boston, MA  02111

                   Rick Bolander              1910 North Burling #A            Apex Investment Partners
                                              Chicago, IL 60614                233 South Wacker Drive
                                                                               Suite 9600
                                                                               Chicago, IL  60606

                   Deepak Kamra               75 Redwood Way                   Canaan Partners
                                              Atherton, CA  94027              2884 Sand Hill Road, Suite 115
                                                                               Menlo Park, CA  94025

                   Rob Held                   116 Bear Hill Road               116 Bear Hill Road
                                              Bolton, MA  01740                Bolton, MA  01740

                   Robert Hawk                7585 S. Biscay                   U.S. West Multimedia Comm.
                                              Aurora, CO  80016                9785 Maroon Circle, Ste. 400
                                                                               Englewood, CO  80112

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                  ===============================================

                  I hereby approve the within Restated Articles of Organization and, the filing fee in the
                  amount  of $         having  been  paid, said
                  articles  are  deemed to have been  filed with
                  me this   day of               19__.


                  Effective date:
                                 ----------------------------



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth









                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                              LOUIS J. MARETT, ESQ.
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                              TESTA, HURWITZ & THIBEAULT, LLP
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                              HIGH STREET TOWER
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